EXHIBIT 99.1

U.S. Antimony (UAMY) announces addition of Dr. Corby G. Anderson to its Board of Directors

THOMPSON FALLS, MT, May 9, 2023 - United States Antimony Corporation (NYSE: UAMY) (“USAC” or the “Company”) is pleased to announce the addition of Dr. Corby G. Anderson as an independent director to its board.

Dr. Anderson is a Licensed Professional Chemical Engineer with over 40 years of extensive international experience in industrial operations, corporate level management, design, piloting, plant commissioning, economics, finance, consulting, due diligence, legal matters, teaching, research, development and professional service. He shares sixteen (16) international patents with four (4) current patent applications. He is recognized as an expert in antimony processing and production. Prior to joining United States Antimony Corporation as a Director, he served as a Director of  Golden Phoenix Minerals and BlackRock Metals and also served for Getty Copper as its CEO.

CONTACT:

United States Antimony Corp.

PO Box 643 47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

E-Mail: info@unitedstatesantimony.com Phone: 928 234 5227

SOURCE: United States Antimony Corporation